Exhibit 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:

Jeff Lambert, Jeff Tryka

Lambert, Edwards & Associates

616-233-0500 / aacc@lambert-edwards.com

Asset Acceptance Capital Corp. Announces Second Quarter 2008 Results

Reports Cash Collections of $95.2 Million, Operating Expenses of 52.2% of Cash Collections

and Record Purchasing of $65.3 Million

Warren, Mich., August 5, 2008 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today announced second quarter 2008 results, highlighted by record investments in purchased receivables of $65.3 million and reduced operating expenses of 52.2 percent of cash collections.

Asset Acceptance reported cash collections of $95.2 million in the second quarter ended June 30, 2008, versus cash collections of $95.4 million in the year-ago period. For the six-month period ended June 30, 2008, the Company reported cash collections of $195.5 million, an increase of 2.2 percent compared to the same six-month period in 2007.

Total revenues declined 14.3 percent to $56.5 million in the second quarter 2008, compared to total revenues of $65.9 million in the second quarter of 2007. Purchased receivable revenues were $56.2 million for the quarter ended June 30, 2008, a decrease of $9.3 million, or 14.2 percent, from $65.5 million in the quarter ended June 30, 2007. During the second quarter of 2008, the Company’s amortization rate, that is cash collections applied to principal, increased to 41.0% from 31.3% in the second quarter of 2007. The Company reported a second quarter 2008 net impairment charge of $5.0 million, versus a net impairment charge of $5.1 million in the prior year quarter. Net impairments for the first six months of 2008 totaled $5.4 million versus $9.6 million for the first six months of 2007.

Net income for the quarter was $2.1 million, or $0.07 per fully diluted share, compared to net income of $8.3 million, or $0.24 per fully diluted share, in the second quarter of 2007. Earnings Before Interest, Taxes, Depreciation and Amortization, including purchased receivable amortization (“Adjusted EBITDA”), increased to $46.7 million in the second quarter of 2008, up 3.3 percent compared to the year-ago period. For the six-month period ended June 30, 2008, Adjusted EBITDA grew to $98.8 million, an increase of 8.2 percent when compared to the same six-month period in 2007. Please refer to the table on page 5, which reconciles net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA.

Rion Needs, Senior Vice President and COO, commented: “Operating expenses were 52.2 percent of total cash collections in the quarter and 51.0 percent for the first half of the year, comparing favorably to 54.1 percent in the same quarter a year ago and 53.8 percent for the first two quarters of 2007. As I indicated last quarter, we are realizing the benefit of our efforts to focus on improving expense management and, specifically, the initiative implemented in the first quarter to better match our legal collections and expenses, which contributed to the lower collection cost. We believe that these efforts, coupled with our drive to better manage our

Asset Acceptance Second Quarter 2008 Results

account inventory by increasing our numbers of accounts forwarded for collection to outside agencies and attorneys will at least partially offset the impact on collections from the current challenging environment.”

During the second quarter of 2008, the Company invested $65.3 million to purchase charged-off consumer debt portfolios with a face value of $1.9 billion, for a blended rate of 3.38 percent of face value. This compares to the prior-year second quarter, when the Company invested $37.6 million to purchase consumer debt portfolios with a face value of $1.1 billion, representing a blended rate of 3.39 percent of face value. All purchase data is adjusted for buybacks.

“We are pleased with our level of debt purchasing in the second quarter and through the first six months of the year,” said Brad Bradley, Chairman, President and CEO of Asset Acceptance Capital Corp. “The supply side of the business continues to improve as charge-offs rise in response to more difficult economic times. We continue to be opportunistic but selective in our approach to purchasing charged-off debt and quite frankly, we have been looking forward to this type of purchasing environment. We expect to capitalize on the robust supply of charged-off debt as we execute our proven collection strategy over the next several years, while adjusting our collection tactics and operations to address today’s more difficult collection environment.”

The Company provided the following details regarding purchased receivable revenues:

	Three months ended June, 2008
Year of Purchase	Collections	Revenue	Amortization Rate		Monthly Yield(1)		Net Impairments	Zero Basis Collections
2002 and prior	$12,784,399	$12,101,312	N/M	%	N/M	%	$—	$11,609,421
2003	10,546,373	9,274,480	12.1		34.90		(537,150)	5,902,566
2004	8,920,506	6,239,920	30.0		7.47		637,317	819,045
2005	10,082,486	2,547,583	74.7		2.02		2,513,000	7,892
2006	21,342,389	11,672,311	45.3		4.72		2,356,000	1,898,018
2007	24,315,224	11,120,941	54.3		2.80		—	35,260
2008	7,201,366	3,252,132	54.8		2.64		—	27,779

Totals	$95,192,743	$56,208,679	41.0		5.58		$4,969,167	$20,299,981

	Three months ended June 30, 2007
Year of Purchase	Collections	Revenue	Amortization Rate		Monthly Yield(1)		Net Impairments	Zero Basis Collections
2001 and prior	$10,350,761	$10,448,031	N/M	%	N/M	%	$—	$10,349,860
2002	10,415,239	7,617,746	26.9		38.27		(7,700)	5,302,384
2003	15,650,934	10,123,237	35.3		15.36		861,000	3,360,172
2004	12,820,784	7,470,809	41.7		5.79		2,544,800	851,464
2005	13,733,997	8,952,035	34.8		4.17		1,745,000	19,692
2006	26,210,165	17,622,050	32.8		5.00		—	1,962,401
2007	6,250,141	3,280,990	47.5		2.38		—	—

Totals	$95,432,021	$65,514,898	31.3		7.13		$5,143,100	$21,845,973

Asset Acceptance Second Quarter 2008 Results

	Six months ended June 30, 2008
Year of Purchase	Collections	Revenue	Amortization Rate		Monthly Yield(1)		Net Impairments	Zero Basis Collections
2002 and prior	$27,359,596	$26,288,995	N/M	%	N/M	%	$(550,000)	$24,688,531
2003	22,443,394	19,419,777	13.5		33.26		(1,018,200)	12,099,253
2004	18,514,737	12,819,248	30.8		7.28		1,687,664	1,794,244
2005	20,694,464	8,307,417	59.9		3.04		2,605,986	44,299
2006	46,230,295	27,206,224	41.2		5.17		2,448,000	3,856,965
2007	51,663,171	22,322,914	56.8		2.64		180,000	35,260
2008	8,551,367	3,566,792	58.3		2.58		—	27,779

Totals	$195,457,024	$119,931,367	38.6		5.92		$5,353,450	$42,546,331

	Six months ended June 30, 2007
Year of Purchase	Collections	Revenue	Amortization Rate		Monthly Yield(1)		Net Impairments	Zero Basis Collections
2001 and prior	$20,681,711	$20,692,285	N/M	%	N/M	%	$—	$20,515,823
2002	22,432,000	15,560,961	30.6		30.38		209,100	9,856,188
2003	32,430,994	21,772,454	32.9		14.66		1,624,300	6,036,566
2004	26,855,142	16,650,174	38.0		6.07		4,475,800	1,619,898
2005	28,474,658	19,388,065	31.9		4.38		2,679,000	30,229
2006	52,723,217	34,002,699	35.5		4.61		628,000	2,243,741
2007	7,687,649	4,230,294	45.0		2.36		—	—

Totals	$191,285,371	$132,296,932	30.8		7.21		$9,616,200	$40,302,445

(1)	The monthly yield is a weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

Mark Redman, Senior Vice President-Finance and CFO of Asset Acceptance Capital Corp., said: “Increased amortization rates in the quarter had a negative impact on earnings. The increased rate included the impact of $5.0 million in net impairments for the quarter, equivalent to approximately $3.0 million after-tax or $0.10 per share. It is important to note that $4.5 million of the impairments came from two aggregate portfolios acquired in 2005 and 2006 that have outperformed our original expectations. Due to the strong early performance on these pools, yields were previously increased to reflect higher overall expectations of performance. During the quarter, we saw a decline in actual collection results from historical patterns on a number of pools, due in part, we believe, to macro-economic factors and capacity issues. Due to our concern that the difficult collections environment will continue, we moved proactively to recognize impairments now in the hopes of heading off potentially larger impairments in the future.”

Asset Acceptance Second Quarter 2008 Results

Second Quarter 2008: Key Financial Highlights

•	Cash collections declined 0.3 percent to $95.2 million in the second quarter 2008, versus $95.4 million in the prior year second quarter.

•	Total revenues fell 14.3 percent to $56.5 million in the second quarter 2008, versus $65.9 million in the prior year second quarter.

•

Net income decreased 74.3 percent to $2.1 million in the second quarter 2008, versus net income of $8.3 million in the prior year second quarter. Net income per fully diluted share decreased to $0.07, compared with $0.24 in the prior year quarter.

•

Total operating expenses were $49.7 million, or 52.2 percent of cash collections in the second quarter 2008, an improvement over operating expenses of 54.1 percent of cash collections during the same period last year.

•	Traditional call center collections were $42.2 million, a decline of 6.1 percent and 44.4 percent of total cash collections.

•	Legal collections were $39.9 million, an increase of 5.4 percent and 41.9 percent of total cash collections.

•	Other collections, consisting primarily of agency forwarding, bankruptcy and probate collections, accounted for $13.1 million or the remaining 13.7 percent of total cash collections.

•	Quarterly account representative productivity on a full-time equivalent basis was $45,538 in the second quarter 2008, a decline of 7.9 percent from the same period in 2007.

Brad Bradley concluded: “The recognition of $4.5 million in combined impairments on the fourth quarter 2005 aggregate pool and the first quarter 2006 aggregate pool negatively impacted the quarter, but we believe it makes sense to be cautious given current economic conditions. We continue to be pleased with both of these vintages of purchases, as these pools have outperformed our original expectations.”

Asset Acceptance Second Quarter 2008 Results

Reconciliation of GAAP Net Income to Adjusted EBITDA (Unaudited)

The Company provided the following table which reconciles GAAP net income, as reported, to Adjusted EBITDA. The Company indicated that the measure “Adjusted EBITDA” is the basis for its management bonus program and a similar computation is used in its credit agreement’s financial covenants. The Company believes that Adjusted EBITDA, which is generally cash collections less operating expenses (other than non-cash operating expenses, such as depreciation and amortization) represents the Company’s cash generation which can be used to purchase receivables, pay down debt, pay income taxes, return to shareholders and for other uses. Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Additionally, Adjusted EBITDA as computed by the Company may not be comparable to similar metrics used by others in the industry.

	3 months ended June 30,		6 months ended June 30,
	2008	2007	2008	2007
Net income	$2,124,158	$8,279,165	$8,901,982	$18,130,418
Add: interest income and expense (net), income taxes, depreciation and amortization	5,600,322	7,010,951	14,120,691	14,264,102
Add (subtract): (gain) loss on disposal of assets	(2,035)	6,714	(155,557)	1,299
Add: impairment of intangible assets	—	—	445,651	—
Add (subtract): other (income) expense	1,650	(10,256)	(16,333)	(22,465)

Subtotal	7,724,095	15,286,574	23,296,434	32,373,354

Change to balance of purchased receivables	39,152,564	30,163,588	75,841,926	59,673,379

Non-cash revenue	(168,500)	(246,465)	(316,269)	(684,940)

Adjusted EBITDA	$46,708,159	$45,203,697	$98,822,091	$91,361,793

Cash collections	$95,192,743	$95,432,021	$195,457,024	$191,285,371
Other revenues, net	264,885	350,976	737,822	874,969
Operating expenses	(49,675,339)	(51,665,388)	(99,777,663)	(102,968,112)
Depreciation and amortization	921,970	1,079,374	1,949,774	2,168,266
Impairment of intangible assets	—	—	445,651	—
Loss on disposal of equipment	3,900	6,714	9,483	1,299

Adjusted EBITDA	$46,708,159	$45,203,697	$98,822,091	$91,361,793

Asset Acceptance Second Quarter 2008 Results

Second Quarter 2008 Earnings Conference Call

Asset Acceptance Capital Corp. will host a conference call at 10 a.m. Eastern today to discuss these results and current business trends. To listen to a live Web cast of the call, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the Web cast will be available until August 5, 2009.

About Asset Acceptance Capital Corp.

For more than 45 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, ability to recover sufficient amounts on our charged-off receivable portfolios, employee turnover, ability to compete in the marketplace and acquiring charged-off receivables in industries with which the Company has little or no experience. These Risk Factors also include, among others, the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding Risk Factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

Asset Acceptance Second Quarter 2008 Results

Supplemental Financial Data

(Unaudited, Dollars in Millions, except collections per account representative)	Q2 ‘08	Q1 ‘08	Q4 ‘07	Q3 ‘07	Q2 ‘07
Total revenues	$56.5	$64.4	$62.2	$52.6	$65.9
Cash collections	$95.2	$100.3	$89.1	$90.7	$95.4
Operating expenses to cash collections	52.2%	50.0%	58.8%	57.4%	54.1%
Traditional call center collections (Note 1)	$42.2	$47.5	$38.6	$41.0	$45.0
Legal collections	$39.9	$38.2	$37.6	$36.6	$37.8
Other collections (Note 1)	$13.1	$14.6	$12.9	$13.1	$12.6
Amortization rate	41.0%	36.4%	31.2%	42.7%	31.3%
Collections on fully amortized portfolios	$20.3	$22.2	$20.4	$21.3	$21.8
Core amortization rate (Note 2)	52.1%	46.8%	40.5%	55.7%	41.1%
Investment in purchased receivables (Note 3)	$65.3	$22.3	$60.9	$35.1	$37.6
Face value of purchased receivables (Note 3)	$1,932.8	$548.2	$1,483.1	$1,854.3	$1,108.5
Average cost of purchased receivables (Note 3)	3.38%	4.07%	4.11%	1.89%	3.39%
Number of purchased receivable portfolios	52	47	46	42	37
Collections per account representative FTE (Note 1)	$45,538	$53,908	$44,235	$45,549	$49,458
Average account representative FTE’s (Note 1)	939	901	889	916	930

Note 1:	Amounts reclassified for purposes of comparability to current periods.
Note 2:	Core amortization rate is amortization divided by collections on non-fully amortized portfolios.
Note 3:	All purchase data is adjusted for buybacks.

Asset Acceptance Second Quarter 2008 Results

Asset Acceptance Capital Corp.

Consolidated Statements of Income

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Revenues
Purchased receivable revenues, net	$56,208,679	$65,514,898	$119,931,367	$132,296,932
Gain on sale of purchased receivables	5,935	—	165,040	—
Other revenues, net	264,885	350,976	737,822	874,969

Total revenues	56,479,499	65,865,874	120,834,229	133,171,901

Expenses
Salaries and benefits	20,735,930	20,952,579	42,666,895	43,401,034
Collections expense	23,133,891	23,709,050	45,230,572	46,778,990
Occupancy	1,928,829	2,307,643	3,856,317	4,647,028
Administrative	2,950,819	3,281,103	5,618,971	5,494,459
Restructuring charges	—	328,925	—	477,036
Depreciation and amortization	921,970	1,079,374	1,949,774	2,168,266
Impairment of intangible assets	—	—	445,651	—
Loss on disposal of equipment	3,900	6,714	9,483	1,299

Total operating expenses	49,675,339	51,665,388	99,777,663	102,968,112

Income from operations	6,804,160	14,200,486	21,056,566	30,203,789
Other income (expense)
Interest income	6,778	206,397	30,029	222,124
Interest expense	(3,250,063)	(1,138,562)	(6,594,660)	(1,402,380)
Other	(1,650)	10,256	16,333	22,465

Income before income taxes	3,559,225	13,278,577	14,508,268	29,045,998
Income taxes	1,435,067	4,999,412	5,606,286	10,915,580

Net income	$2,124,158	$8,279,165	$8,901,982	$18,130,418

Weighted-average number of shares:
Basic	30,561,421	34,279,507	30,557,220	34,498,008
Diluted	30,606,807	34,293,511	30,586,249	34,508,368
Earnings per common share outstanding:
Basic	$0.07	$0.24	$0.29	$0.53
Diluted	$0.07	$0.24	$0.29	$0.53
Dividends declared per common share	$—	$2.45	$—	$2.45

Asset Acceptance Second Quarter 2008 Results

Asset Acceptance Capital Corp.

Consolidated Statements of Financial Position

(Unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Cash	$9,159,212	$10,474,479
Purchased receivables, net	355,647,646	346,198,900
Income taxes receivable	3,224,535	3,424,788
Property and equipment, net	13,926,234	11,006,658
Goodwill and other intangible assets	16,880,471	17,464,688
Other assets	6,290,707	6,083,211

Total assets	$405,128,805	$394,652,724

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable	$4,108,450	$3,377,068
Accrued liabilities	18,950,606	17,423,378
Notes payable	189,500,000	191,250,000
Deferred tax liability, net	60,563,459	60,164,784
Capital lease obligations	4,475	18,242

Total liabilities	$273,126,990	$272,233,472

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,119,597 at June 30, 2008 and December 31, 2007, respectively	331,196	331,196
Additional paid in capital	146,348,892	145,610,742
Retained earnings	28,367,100	19,465,118
Accumulated other comprehensive loss, net of tax	(2,069,444)	(2,012,127)
Common stock in treasury; at cost, 2,576,670 and 2,551,556 shares at June 30, 2008 and December 31, 2007, respectively	(40,975,929)	(40,975,677)

Total stockholders’ equity	132,001,815	122,419,252

Total liabilities and stockholders’ equity	$405,128,805	$394,652,724

Asset Acceptance Second Quarter 2008 Results

Asset Acceptance Capital Corp.

Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended June 30,
	2008	2007
Cash flows from operating activities
Net income	$8,901,982	$18,130,418
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,949,774	2,168,266
Deferred income taxes	428,777	1,895,917
Share-based compensation expense	737,898	1,076,038
Net impairment of purchased receivables	5,353,450	9,616,200
Non-cash revenue	(316,269)	(684,940)
Loss on disposal of equipment	9,483	1,299
Gain on sale of purchased receivables	(165,040)	—
Impairment of intangible assets	445,651	—
Changes in assets and liabilities:
Increase in accounts payable and accrued liabilities	2,171,191	3,659,597
Increase (decrease) in other assets	453,080	(3,334,412)
Decrease in income taxes receivable	200,253	212,963

Net cash provided by operating activities	20,170,230	32,741,346

Cash flows from investing activities
Investment in purchased receivables, net of buy backs	(84,976,768)	(73,511,945)
Principal collected on purchased receivables	70,488,476	50,057,179
Proceeds from the sale of purchased receivables	167,405	—
Purchase of property and equipment	(4,742,783)	(770,485)
Proceeds from the sale of property and equipment	2,515	4,807

Net cash (used in) investing activities	(19,061,155)	(24,220,444)

Cash flows from financing activities
Borrowings under notes payable	57,000,000	199,000,000
Repayment of notes payable	(58,750,000)	(54,000,000)
Payment of credit facility charges	(660,575)	—
Repayment of capital lease obligations	(13,767)	(36,896)
Repurchase of common stock	—	(78,743,296)

Net cash (used in) provided by financing activities	(2,424,342)	66,219,808

Net (decrease) increase in cash	(1,315,267)	74,740,710
Cash at beginning of period	10,474,479	11,307,451

Cash at end of period	$9,159,212	$86,048,161

Supplemental disclosure of cash flow information
Cash paid for interest	$6,502,385	$484,377
Cash paid for income taxes	4,993,390	8,826,290
Change in fair value of swap liability	(87,419)	—
Non-cash investing and financing activities:
Change in unrealized loss on cash flow hedge	(57,317)	—
Accrual for dividends payable	—	74,845,716
Accrual for common stock repurchases from former employees	—	1,947,270
Accrual for tender offer transaction costs	—	941,914